Exhibit 99.1

MIC

125 West 55th Street New York, NY10019 United States	Telephone Facsimile Internet:	+1 212 231 1825 +1 212 231 1828 www.macquarie.com/mic

MEDIA RELEASE

MIC REPORTS SECOND QUARTER 2018 FINANCIAL RESULTS,
CASH DIVIDEND OF $1.00 PER SHARE

Financial Performance for the Quarter in Line with Expectations:

•	Net income of $36.3 million, up 39.4%
•	Adjusted Proportionately Combined EBITDA excluding non-cash items of $170.8 million
•	Cash provided by operating activities of $121.9 million
•	Adjusted Free Cash Flow of $126.6 million

Progress on Strategic Priorities:

•	Agreement to sell 100% of Bayonne Energy Center (“BEC”) for $900 million announced July 29, 2018
•	Repurposing: Contracting of 370,000 barrels of cleaned tank capacity at IMTT
•	Repositioning: Agreement for construction of approximately 200,000 barrels of new chemical capacity at IMTT

NEW YORK, August 1, 2018 — Macquarie Infrastructure Corporation (NYSE: MIC) reported its financial results for the second quarter of 2018 in line with expectations.

Net income increased 39.4% to $36.3 million from $26.0 million in the second quarter of 2017 (the prior comparable period) on unrealized gains on derivative instruments (versus losses in 2017), a reduction in management fees and lower taxes.

Adjusted Proportionately Combined EBITDA excluding non-cash items of $170.8 million was down 2.9% versus the prior comparable period reflecting primarily a reduced contribution from IMTT, as forecast.

Cash generated by operating activities was flat with the prior comparable period at $121.9 million, with higher interest and tax expenses offset by favorable movements in working capital.

Adjusted Free Cash Flow, which excludes certain one-time items including transaction related costs, was $126.6 million, down 10.3% from $141.1 million in the prior comparable period on increased interest expense, taxes and maintenance capital expenditures.

The MIC board of directors authorized a cash dividend of $1.00 per share, or $4.00 annualized, for the second quarter of 2018. The dividend will be payable on August 16, 2018 to shareholders of record on August 13, 2018. The Company reaffirmed its previous guidance for a distribution of $1.00 per share in each quarter of 2018.

Christopher Frost, MIC chief executive officer, said: “We are pleased with the progress on our strategic priorities, particularly the sale of BEC and momentum in repurposing and repositioning initiatives at IMTT. MIC's financial results for the second quarter continue to demonstrate the underlying strength and resilience of our businesses.”

“MIC’s financial and operational performance was consistent with our guidance for the year and supported the authorization of a dividend of $1.00 per share. We remain confident in the sustainability of our dividend at the current level and the prospect of dividend growth over the medium term,” added Frost.

Second Quarter Segment Results

•	IMTT generated EBITDA of $74.0 million, a decrease of 10% on the prior comparable period, primarily due to the deferred revenue recognized in connection with the cancellation of a construction project in June of 2017 and the forecasted temporary decline in capacity utilization. Consistent with prior guidance, storage utilization declined to 86.1% in the quarter compared with 94.0% in the prior comparable period. MIC expects utilization to decline to the low 80s percent range before recovering to the low 90s percent range in 2020, subject to market conditions.
•	Atlantic Aviation generated EBITDA of $60.3 million, an increase of 5.1% over the prior comparable period, driven by growth in general aviation flight activity and contributions from acquired fixed base operations.
•	Contracted Power generated EBITDA of $33.1 million, up 20.1% on the prior comparable period, on fees received from a developer of renewable power projects, improved wind resources and increased tariff-based revenue from the thermal power generation facility.
•	MIC Hawaii generated EBITDA of $11.5 million, down 21.4% on the prior comparable period, primarily driven by higher expenses related to the Company’s design-build mechanical contractor and the Hawaii Gas rate case. A portion of the increased costs at Hawaii Gas are expected to be recovered in rates that were approved by the Hawaii Public Utilities Commission in an Interim Decision and Order issued on June 27, 2018. The new rates were implemented on July 1, 2018. MIC expects an increase in regulated revenue at Hawaii Gas of approximately $8.9 million per year.

Strategic Initiatives

Sale of Bayonne Energy Center (BEC)

On July 29, 2018 MIC announced that it had entered into an agreement to sell 100% of BEC to NHIP II Bayonne Holdings LLC for $900 million in cash and assumed debt. Closing of the transaction is subject to receipt of customary approvals from the New York Public Service Commission and the Federal Energy Regulatory Commission, among others, and is expected to occur in the fourth quarter of 2018.

The debt balance outstanding at BEC at closing is expected to be $243.5 million. MIC anticipates using part of the net proceeds of approximately $650 million, after transaction fees and expenses, to reduce debt including $150 million outstanding on the revolving credit facility at the Company’s IMTT business. MIC expects its ratio of net debt to EBITDA to be less than 4.5 times at year end 2018.

Proceeds not used to reduce debt will be available to fund a portion of MIC’s planned growth capital deployments. The MIC Board will consider options for returning any excess capital to shareholders.

MIC expects the taxable gain from the sale of BEC to utilize the majority of its federal prior year Net Operating Loss carry-forward although the Company expects to be able to offset future federal taxable income with the tax benefits associated with capital deployments.

IMTT Repurposing and Repositioning

As previously announced, MIC is undertaking initiatives related to the repurposing of certain IMTT storage assets and repositioning portions of the business in response to shifts in global demand and trade flows impacting IMTT.

•	Repurposing Existing Capacity

IMTT anticipates repurposing up to three million barrels of storage capacity on the Lower Mississippi River away from primarily heavy and residual oils to gasoline and distillates, chemicals and vegetable and/or tropical oils. Capacity utilization at IMTT is expected to average in the mid-80s percent range in 2018 and to increase to the low 90s percent range in 2020, both subject to market conditions. Capacity utilization averaged 86.1%during the second quarter and 84.8% during June.

Approximately 1.3 million barrels of IMTT storage capacity is currently being repurposed. Of that, 500,000 barrels were contracted in the second quarter and an additional 370,000 barrels were contracted in the third quarter. IMTT expects to invest approximately $15 million in the repurposing of storage capacity in 2018 and had deployed approximately $2.8 million through June.

•	Repositioning, Creating Additional Capacity and Capability

IMTT expects to deploy an additional approximately $15 million in 2018 on projects that will develop new storage capacity and/or improve terminal (primarily pipeline) connectivity. In July, repositioning activities included the negotiation and signing of an agreement with a chemicals manufacturer for the construction of approximately 200,000 barrels of new capacity and related eight year storage contract. The project is expected to be completed in late 2019 and require an investment of approximately $20.0 million.

Portfolio and Capital Management

In its results release for the first quarter of 2018 MIC noted that it expected to deploy approximately $300 million during the year on a combination of growth projects and “bolt-on” acquisitions and to exit certain smaller, non-core businesses. To date, the Company has deployed, or committed to deploy, approximately $200 million including in the acquisition (on-field consolidation) of a fixed base operation by Atlantic Aviation in January 2018, the completion of the development of additional power generating capacity prior to the sale of BEC and the development of additional capacity and capability at IMTT.

Including a previously announced sale of IMTT subsidiary OMI Environmental Solutions, Inc., through June 30, 2018, MIC has exited businesses and terminated projects that have generated an aggregate approximately $40 million of cash proceeds.

Segment EBITDA Guidance

MIC adjusted its prior guidance for the generation of EBITDA in 2018 to reflect primarily the expected early fourth quarter closing of the sale of BEC. As a result, the expected contribution from Contracted Power has been reduced by $10 to $15 million to a range of $80 to $90 million. The Company also increased its estimate of expenses incurred in its Corporate/Other segment by $5 million to reflect the expected higher cost of advisory services incurred in connection with addressing shareholder matters.

IMTT:	$285 – $295 million
Atlantic Aviation:	$265 – $275 million
Contracted Power:	$80 – $90 million
MIC Hawaii:	$60 – $65 million
Corporate/Other:	$(20) – $(20) million

Summary Financial Information

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
GAAP Metrics
Net income	$36,279	$26,025	10,254	39.4	$83,074	$58,663	24,411	41.6
Weighted average number of shares outstanding: basic	85,082,209	82,430,324	2,651,885	3.2	84,952,551	82,285,053	2,667,498	3.2
Net income per share attributable to MIC	$0.45	$0.32	0.13	40.6	$1.36	$0.75	0.61	81.3
Cash provided by operating activities(1)	121,900	121,043	857	0.7	266,002	248,637	17,365	7.0
MIC Non-GAAP Metrics
EBITDA excluding non-cash items(2)	$168,935	$170,924	(1,989)	(1.2)	$349,854	$351,239	(1,385)	(0.4)
Shared service implementation costs(3)	—	3,091	(3,091)	(100.0)	—	5,445	(5,445)	(100.0)
Investment and acquisition/disposition costs(3)	4,651	4,850	(199)	(4.1)	5,595	4,850	745	15.4
Adjusted EBITDA excluding non-cash items(3)	$173,586	$178,865	(5,279)	(3.0)	$355,449	$361,534	(6,085)	(1.7)
Cash interest(4)	$(31,789)	$(26,410)	(5,379)	(20.4)	$(61,602)	$(52,284)	(9,318)	(17.8)
Cash taxes	(3,712)	(2,618)	(1,094)	(41.8)	(7,583)	(6,339)	(1,244)	(19.6)
Maintenance capital expenditures	(9,490)	(6,480)	(3,010)	(46.5)	(19,352)	(10,956)	(8,396)	(76.6)
Noncontrolling interest(5)	(1,948)	(2,244)	296	13.2	(4,379)	(3,915)	(464)	(11.9)
Adjusted Free Cash Flow(3)	$126,647	$141,113	(14,466)	(10.3)	$262,533	$288,040	(25,507)	(8.9)

(1)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2018.
(2)	EBITDA excluding non-cash items is calculated as net income before interest expense, taxes, depreciation and amortization expense, management fees, pension expense and other non-cash (income) expense recorded in the consolidated statement of operations. See below for reconciliation of net income (loss) to EBITDA excluding non-cash items.
(3)	For 2018 and 2017, Adjusted EBITDA excluding non-cash items and Adjusted Free Cash Flow excludes costs relating to certain investment and acquisition/disposition activities. Adjusted EBITDA excluding non-cash items and Adjusted Free Cash Flow for 2017 also excludes implementation costs relating to our shared services center.
(4)	Cash interest is calculated as interest expense, net, excluding the impact of non-cash adjustments for unrealized (gains) losses from derivative instruments, amortization of deferred financing costs and the amortization of debt discount recorded in the consolidated statement of operations.
(5)	Noncontrolling interest adjustment represents the portion of Free Cash Flow not attributable to MIC's ownership interest.

Conference Call and Webcast

When: MIC has scheduled a conference call for 8:00 a.m. Eastern Time on Thursday, August 2, 2018 during which management will review and comment on the second quarter 2018 results.

How: To listen to the conference call dial +1(650) 521-5252 or +1(877) 852-2928 at least 10 minutes prior to the scheduled start time. A webcast of the call will be accessible via the Company's website at www.macquarie.com/mic. Allow extra time prior to the call to visit the site and download the software needed to listen to the webcast.

Supplemental Materials: MIC will prepare materials in support of its conference call. The materials will be available for downloading from the Company's website prior to the call.

Replay: For interested individuals unable to participate in the live conference call, a replay will be available after 2:00 p.m. on August 2, 2018 through midnight on August 8, 2018, at +1(404) 537-3406 or +1(855) 859-2056, Passcode: 7635099. An online archive of the webcast will be available on the Company's website for one year following the call.

About MIC

MIC owns and operates a diversified group of businesses providing basic services to customers in the United States. Its businesses consist of a bulk liquid terminals business, International-Matex Tank Terminals; an airport services business, Atlantic Aviation; entities comprising an energy services, production and distribution segment, MIC Hawaii; and entities comprising a Contracted Power segment. For additional information, please visit the MIC website at www.macquarie.com/mic. MIC-G

Use of Non-GAAP Measures

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics

In addition to MIC’s results under U.S. GAAP, the Company uses certain non-GAAP measures to assess the performance and prospects of its businesses. In particular, MIC uses EBITDA excluding non-cash items, Free Cash Flow and certain proportionately combined financial metrics. Proportionately combined financial metrics, including Free Cash Flow, reflect MIC’s proportionate interest in its wind and solar facilities.

MIC measures EBITDA excluding non-cash items as a reflection of its businesses’ ability to effectively manage the volume of products sold or services provided, the operating margin earned on those transactions and the management of operating expenses independent of the capitalization and tax attributes of those businesses. The Company believes investors use EBITDA excluding non-cash items primarily as a measure to assess the operating performance of its businesses and to make comparisons with the operating performance of other businesses whose depreciation and amortization expense may vary widely from MIC’s, particularly where acquisitions and other non-operating factors are involved. MIC defines EBITDA excluding non-cash itemsas net income (loss) or earnings  — the most comparable GAAP measure —  before interest, taxes, depreciation and amortization and non-cash items including impairments, unrealized derivative gains and losses, adjustments for other non-cash items and pension expense reflected in the statements of operations. EBITDA excluding non-cash items also excludes base management fees and performance fees, if any, whether paid in cash or stock.

Given MIC’s varied ownership levels in its CP and MIC Hawaii segments, together with obligations to report the results of these businesses on a consolidated basis, GAAP measures such as net income (loss) do not fully reflect all of the items management considers in assessing the amount of cash generated based on its ownership interest in its businesses. The Company notes that the proportionately combined metrics used may be calculated in a different manner by other companies and may limit their usefulness as a comparative measure. Therefore, proportionately combined metrics should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of financial results reported under GAAP.

The Company’s businesses can be characterized as owners of high-value, long-lived assets capable of generating substantial Free Cash Flow. MIC defines Free Cash Flow as cash from operating activities — the most comparable GAAP measure — which includes cash interest, tax payments and pension contributions, less maintenance capital expenditures, which includes principal repayments on capital lease obligations used to fund maintenance capital expenditures, and excludes changes in working capital.

Management uses Free Cash Flow as a measure of its ability to provide investors with an attractive risk-adjusted return by sustaining and potentially increasing MIC’s quarterly cash dividend and funding a portion of the Company’s growth. GAAP metrics such as net income (loss) do not provide MIC management with the same level of visibility to into the performance and prospects of the business as a result of: (i) the capital intensive nature of MIC’s businesses and the generation of non-cash depreciation and amortization; (ii) shares issued to the Company’s external manager under the Management Services Agreement, (iii) the Company’s ability to defer all or a portion of current federal income taxes; (iv) non-cash unrealized gains or losses on derivative instruments; (v) amortization of tolling liabilities; (vi) gains (losses) on disposal of assets, and (vii) pension expense. Pension expenses primarily consist of interest expense, expected return on plan assets and amortization of actuarial and performance gains and losses. Any cash contributions to pension plans are reflected as a reduction to Free Cash Flow and are not included in pension expense. Management believes that external consumers of its financial statements, including investors and research analysts, use Free Cash Flow both to assess the Company’s performance and as an indicator of its success in generating an attractive risk-adjusted return.

In its Quarterly Report on Form 10-Q, the Company has disclosed Free Cash Flow on a consolidated basis and for each of its operating segments and MIC Corporate. Management believes that both EBITDA excluding non-cash items and Free Cash Flow support a more complete and accurate understanding of the financial and operating performance of its businesses than would otherwise be achieved using GAAP results alone.

Free Cash Flow does not take into consideration required payments on indebtedness and other fixed obligations or other cash items that are excluded from MIC’s definition of Free Cash Flow. Management notes that Free Cash Flow may be calculated differently by other companies thereby limiting its usefulness as a comparative measure. Free Cash Flow should be used as a supplemental measure to help understand MIC’s financial performance and not in lieu of its financial results reported under GAAP.

See tables below for a reconciliation of EBITDA excluding non-cash items and EBITDA excluding non-cash items, to Net Income (loss) and a reconciliation of Free Cash Flow to cash from operating activities.

Classification of Maintenance Capital Expenditures and Growth Capital Expenditures

MIC categorizes capital expenditures as either maintenance capital expenditures or growth capital expenditures. As neither maintenance capital expenditure nor growth capital expenditure is a GAAP term, the Company has adopted a framework to categorize specific capital expenditures. In broad terms, maintenance capital expenditures primarily maintain MIC’s businesses at current levels of operations, capability, profitability or cash flow, while growth capital expenditures primarily provide new or enhanced levels of operations, capability, profitability or cash flow. Management considers a number of factors in determining whether a specific capital expenditure will be classified as maintenance or growth.

In some cases, specific capital expenditures contain characteristics of both maintenance and growth capital expenditures. MIC does not bifurcate specific capital expenditures into growth and maintenance components. Each discrete capital expenditure is considered within the above framework and the entire capital expenditure is classified as either maintenance or growth.

Forward-Looking Statements

This press release contains forward-looking statements. MIC may, in some cases, use words such as “project”, “believe”, “anticipate”, “plan”, “expect”, “estimate”, “intend”, “should”, “would”, “could”, “potentially”, or “may” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. Forward-looking statements in this release are subject to a number of risks and uncertainties, some of which are beyond MIC’s control including, among other things: changes in general economic or business conditions; its ability to service, comply with the terms of and refinance debt, successfully integrate and manage acquired businesses, retain or replace qualified employees, manage growth, make and finance future acquisitions, and implement its strategy; risks associated with development, investment and expansion in the power industry; its regulatory environment establishing rate structures and monitoring quality of service; demographic trends, the political environment, the economy, tourism, construction and transportation costs, air travel, environmental costs and risks; fuel and gas and other commodity costs; its ability to recover increases in costs from customers, cybersecurity risks, work interruptions or other labor stoppages; risks associated with acquisitions or dispositions, litigation risks; risks related to its shared services initiative; reliance on sole or limited source suppliers, risks or conflicts of interests involving its relationship with the Macquarie Group and changes in U.S. federal tax law.

MIC’s actual results, performance, prospects or opportunities could differ materially from those expressed in or implied by the forward-looking statements. Additional risks of which MIC is not currently aware could also cause its actual results to differ. In light of these risks, uncertainties and assumptions, you should not place undue reliance on any forward-looking statements. The forward-looking events discussed in this release may not occur. These forward-looking statements are made as of the date of this release. MIC undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. MIC is not an authorized deposit-taking institution for the purposes of the Banking Act 1959 (Commonwealth of Australia). The obligations of MIC do not represent deposits or other liabilities of Macquarie Bank Limited ABN 46 008 583 542 (MBL). MBL does not guarantee or otherwise provide assurance in respect of the obligations of MIC.

For further information, please contact:

Investors Jay A. Davis Investor Relations MIC 212-231-1825	Media Melissa McNamara Corporate Communications MIC 212-231-1667

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS
($ in Thousands, Except Share Data)

	June 30, 2018	December 31, 2017
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$53,976	$47,121
Restricted cash	27,509	24,963
Accounts receivable, less allowance for doubtful accounts of $1,143 and $895, respectively	128,629	158,152
Inventories	31,495	36,955
Prepaid expenses	10,073	14,685
Fair value of derivative instruments	15,893	11,965
Other current assets	14,261	13,804
Assets held for sale(1)	951,982	—
Total current assets	1,233,818	307,645
Property, equipment, land and leasehold improvements, net	3,760,023	4,659,614
Investment in unconsolidated business	9,073	9,526
Goodwill	2,046,896	2,068,668
Intangible assets, net	833,325	914,098
Fair value of derivative instruments	26,652	24,455
Other noncurrent assets	26,527	24,945
Total assets	$7,936,314	$8,008,951
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Due to Manager-related party	$7,435	$5,577
Accounts payable	42,187	60,585
Accrued expenses	71,293	89,496
Current portion of long-term debt	42,676	50,835
Fair value of derivative instruments	730	1,710
Other current liabilities	39,709	47,762
Liabilities held for sale(1)	307,149	—
Total current liabilities	511,179	255,965
Long-term debt, net of current portion	3,342,260	3,530,311
Deferred income taxes	651,080	632,070
Fair value of derivative instruments	1,705	4,668
Tolling agreements – noncurrent	—	52,595
Other noncurrent liabilities	186,020	182,639
Total liabilities	4,692,244	4,658,248
Commitments and contingencies	—	—

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED BALANCE SHEETS – (continued)
($ in Thousands, Except Share Data)

	June 30, 2018	December 31, 2017
	(Unaudited)
Stockholders’ equity(2):
Common stock ($0.001 par value; 500,000,000 authorized; 85,186,385 shares issued and outstanding at June 30, 2018 and 84,733,957 shares issued and outstanding at December 31, 2017)	$85	$85
Additional paid in capital	1,655,367	1,840,033
Accumulated other comprehensive loss	(33,466)	(29,993)
Retained earnings	1,458,767	1,343,567
Total stockholders’ equity	3,080,753	3,153,692
Noncontrolling interests	163,317	197,011
Total equity	3,244,070	3,350,703
Total liabilities and equity	$7,936,314	$8,008,951

(1)	See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2018, for further discussion on assets and liabilities held for sale.
(2)	The Company is authorized to issue 100,000,000 shares of preferred stock, par value $0.001 per share. At June 30, 2018 and December 31, 2017, no preferred stock were issued or outstanding. The Company had 100 shares of special stock issued and outstanding to its Manager at June 30, 2018 and December 31, 2017.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
($ in Thousands, Except Share and Per Share Data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue
Service revenue	$375,997	$345,045	$778,606	$708,849
Product revenue	102,083	93,945	201,030	181,598
Total revenue	478,080	438,990	979,636	890,447
Costs and expenses
Cost of services	179,725	147,114	367,195	301,820
Cost of product sales	47,164	40,249	100,549	87,474
Selling, general and administrative	88,927	82,967	175,884	159,919
Fees to Manager-related party	10,852	18,433	23,780	36,656
Depreciation	61,086	57,063	122,444	114,744
Amortization of intangibles	18,224	15,898	35,440	33,591
Total operating expenses	405,978	361,724	825,292	734,204
Operating income	72,102	77,266	154,344	156,243
Other income (expense)
Interest income	111	41	191	75
Interest expense(1)	(30,287)	(35,356)	(49,077)	(60,838)
Other income, net	6,248	1,738	6,290	2,920
Net income before income taxes	48,174	43,689	111,748	98,400
Provision for income taxes	(11,895)	(17,664)	(28,674)	(39,737)
Net income	$36,279	$26,025	$83,074	$58,663
Less: net (loss) income attributable to noncontrolling interests	(2,087)	5	(32,126)	(3,372)
Net income attributable to MIC	$38,366	$26,020	$115,200	$62,035
Basic income per share attributable to MIC	$0.45	$0.32	$1.36	$0.75
Weighted average number of shares outstanding: basic	85,082,209	82,430,324	84,952,551	82,285,053
Diluted income per share attributable to MIC	$0.45	$0.32	$1.34	$0.75
Weighted average number of shares outstanding: diluted	85,091,945	82,439,840	89,316,951	82,294,608
Cash dividends declared per share	$1.00	$1.38	$2.00	$2.70

(1)	Interest expense includes gains on derivative instruments of $5.9 million and $21.0 million for the quarter and six months ended June 30, 2018, respectively. For the quarter and six months ended June 30, 2017, interest expense includes losses on derivative instruments of $7.7 million and $6.8 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in Thousands)

	Six Months Ended June 30,
	2018	2017(1)
Operating activities
Net income	$83,074	$58,663
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization of property and equipment	122,444	114,744
Amortization of intangible assets	35,440	33,591
Amortization of debt financing costs	5,239	4,301
Amortization of debt discount	1,800	1,495
Adjustments to derivative instruments	(16,424)	8,382
Fees to Manager-related party	23,780	36,656
Deferred taxes	21,091	33,398
Pension expense	4,190	4,321
Other non-cash expense (income), net	35	(2,935)
Changes in other assets and liabilities, net of acquisitions/dispositions:
Accounts receivable	9,603	(7,871)
Inventories	(1,816)	(4,256)
Prepaid expenses and other current assets	324	(2,529)
Due to Manager-related party	(18)	(122)
Accounts payable and accrued expenses	(15,637)	(15,782)
Income taxes payable	517	(1,506)
Other, net	(7,640)	(11,913)
Net cash provided by operating activities	266,002	248,637
Investing activities
Acquisitions of businesses and investments, net of cash acquired	(12,420)	(66,321)
Purchases of property and equipment	(109,830)	(130,351)
Loan to project developer	(17,800)	(14,675)
Loan repayment from project developer	16,561	1,396
Proceeds from sale of business, net of cash divested	41,038	—
Other, net	157	61
Net cash used in investing activities	(82,294)	(209,890)

MACQUARIE INFRASTRUCTURE CORPORATION

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS – (continued)
(Unaudited)
($ in Thousands)

	Six Months Ended June 30,
	2018	2017(1)
Financing activities
Proceeds from long-term debt	$208,500	$264,500
Payment of long-term debt	(168,223)	(98,542)
Proceeds from the issuance of shares	125	5,321
Dividends paid to common stockholders	(207,344)	(216,508)
Contributions received from noncontrolling interests	373	—
Distributions paid to noncontrolling interests	(1,943)	(2,040)
Offering and equity raise costs paid	(80)	(182)
Debt financing costs paid	(2,874)	(447)
Payment of capital lease obligations	(54)	(53)
Net cash used in financing activities	(171,520)	(47,951)
Effect of exchange rate changes on cash and cash equivalents	(670)	188
Net change in cash, cash equivalents and restricted cash	11,518	(9,016)
Cash, cash equivalents and restricted cash, beginning of period	72,084	61,257
Cash, cash equivalents and restricted cash, end of period	$83,602	$52,241
Supplemental disclosures of cash flow information
Non-cash investing and financing activities:
Accrued equity offering costs	$27	$44
Accrued purchases of property and equipment	$23,489	$41,354
Issuance of shares to Manager	$21,905	$36,927
Issuance of shares to independent directors	$750	$681
Conversion of convertible senior notes to shares	$6	$17
Distributions payable to noncontrolling interests	$21	$—
Taxes paid, net	$7,862	$7,845
Interest paid	$62,541	$54,601

(1)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2018.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the consolidated condensed balance sheets that sum to the total of the same amounts presented in the consolidated condensed statements of cash flows:

	As of June 30,
	2018	2017
Cash and cash equivalents	$53,976	$28,873
Restricted cash – current	27,509	23,368
Restricted cash held for sale(2)	2,117	—
Total of cash, cash equivalents and restricted cash shown in the consolidated condensed statement of cash flows	$83,602	$52,241

(2)	Represents restricted cash related to BEC, which were classified as held for sale at June 30, 2018. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2018, for further discussion.

MACQUARIE INFRASTRUCTURE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS – MD&A

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands, Except Share and Per Share Data) (Unaudited)
Revenue
Service revenue	$375,997	$345,045	30,952	9.0	$778,606	$708,849	69,757	9.8
Product revenue	102,083	93,945	8,138	8.7	201,030	181,598	19,432	10.7
Total revenue	478,080	438,990	39,090	8.9	979,636	890,447	89,189	10.0
Costs and expenses
Cost of services	179,725	147,114	(32,611)	(22.2)	367,195	301,820	(65,375)	(21.7)
Cost of product sales	47,164	40,249	(6,915)	(17.2)	100,549	87,474	(13,075)	(14.9)
Selling, general and administrative	88,927	82,967	(5,960)	(7.2)	175,884	159,919	(15,965)	(10.0)
Fees to Manager-related party	10,852	18,433	7,581	41.1	23,780	36,656	12,876	35.1
Depreciation	61,086	57,063	(4,023)	(7.1)	122,444	114,744	(7,700)	(6.7)
Amortization of intangibles	18,224	15,898	(2,326)	(14.6)	35,440	33,591	(1,849)	(5.5)
Total operating expenses	405,978	361,724	(44,254)	(12.2)	825,292	734,204	(91,088)	(12.4)
Operating income	72,102	77,266	(5,164)	(6.7)	154,344	156,243	(1,899)	(1.2)
Other income (expense)
Interest income	111	41	70	170.7	191	75	116	154.7
Interest expense(1)	(30,287)	(35,356)	5,069	14.3	(49,077)	(60,838)	11,761	19.3
Other income, net	6,248	1,738	4,510	NM	6,290	2,920	3,370	115.4
Net income before income taxes	48,174	43,689	4,485	10.3	111,748	98,400	13,348	13.6
Provision for income taxes	(11,895)	(17,664)	5,769	32.7	(28,674)	(39,737)	11,063	27.8
Net income	$36,279	$26,025	10,254	39.4	$83,074	$58,663	24,411	41.6
Less: net (loss) income attributable to noncontrolling interests	(2,087)	5	2,092	NM	(32,126)	(3,372)	28,754	NM
Net income attributable to MIC	$38,366	$26,020	12,346	47.4	$115,200	$62,035	53,165	85.7
Basic income per share attributable to MIC	$0.45	$0.32	0.13	40.6	$1.36	$0.75	0.61	81.3
Weighted average number of shares outstanding: basic	85,082,209	82,430,324	2,651,885	3.2	84,952,551	82,285,053	2,667,498	3.2

NM — Not meaningful

(1)	Interest expense includes gains on derivative instruments of $5.9 million and $21.0 million for the quarter and six months ended June 30, 2018, respectively. For the quarter and six months ended June 30, 2017, interest expense includes losses on derivative instruments of $7.7 million and $6.8 million, respectively.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF CONSOLIDATED NET INCOME TO EBITDA EXCLUDING
NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands) (Unaudited)
Net income	$36,279	$26,025			$83,074	$58,663
Interest expense, net(1)	30,176	35,315			48,886	60,763
Provision for income taxes	11,895	17,664			28,674	39,737
Depreciation	61,086	57,063			122,444	114,744
Amortization of intangibles	18,224	15,898			35,440	33,591
Fees to Manager-related party	10,852	18,433			23,780	36,656
Pension expense(2)	1,937	1,627			4,190	4,321
Other non-cash (income) expense, net(3)	(1,514)	(1,101)			3,366	2,764
EBITDA excluding non-cash items	$168,935	$170,924	(1,989)	(1.2)	$349,854	$351,239	(1,385)	(0.4)
EBITDA excluding non-cash items	$168,935	$170,924			$349,854	$351,239
Interest expense, net(1)	(30,176)	(35,315)			(48,886)	(60,763)
Adjustments to derivative instruments recorded in interest expense(1)	(4,706)	5,930			(19,755)	2,683
Amortization of debt financing costs(1)	2,190	2,099			5,239	4,301
Amortization of debt discount(1)	903	876			1,800	1,495
Provision for current income taxes	(3,712)	(2,618)			(7,583)	(6,339)
Changes in working capital(4)	(11,534)	(20,853)			(14,667)	(43,979)
Cash provided by operating activities	121,900	121,043			266,002	248,637
Changes in working capital(4)	11,534	20,853			14,667	43,979
Maintenance capital expenditures	(9,490)	(6,480)			(19,352)	(10,956)
Free cash flow	$123,944	$135,416	(11,472)	(8.5)	$261,317	$281,660	(20,343)	(7.2)

(1)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash (income) expense, net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(4)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2018.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION FROM CONSOLIDATED FREE CASH FLOW TO
PROPORTIONATELY COMBINED FREE CASH FLOW

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017	$	%	2018	2017	$	%
	($ In Thousands) (Unaudited)
Free Cash Flow – Consolidated basis	$123,944	$135,416	(11,472)	(8.5)	$261,317	$281,660	(20,343)	(7.2)
100% of Contracted Power Free Cash Flow included in consolidated Free Cash Flow	(25,973)	(20,704)			(40,500)	(30,543)
MIC’s share of Contracted Power Free Cash Flow	24,027	18,462			36,126	26,633
100% of MIC Hawaii Free Cash Flow included in consolidated Free Cash Flow	(7,226)	(9,295)			(17,976)	(24,231)
MIC’s share of MIC Hawaii Free Cash Flow	7,224	9,293			17,971	24,226
Free Cash Flow – Proportionately Combined basis	$121,996	$133,172	(11,176)	(8.4)	$256,938	$277,745	(20,807)	(7.5)

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF SEGMENT NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED
BY/(USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

IMTT

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	129,363	137,144	(7,781)	(5.7)	268,752	275,961	(7,209)	(2.6)
Cost of services	49,716	49,224	(492)	(1.0)	104,141	99,070	(5,071)	(5.1)
Selling, general and administrative expenses	7,814	7,485	(329)	(4.4)	17,120	16,523	(597)	(3.6)
Depreciation and amortization	32,770	30,795	(1,975)	(6.4)	66,019	62,315	(3,704)	(5.9)
Operating income	39,063	49,640	(10,577)	(21.3)	81,472	98,053	(16,581)	(16.9)
Interest expense, net(1)	(10,933)	(11,763)	830	7.1	(18,672)	(20,520)	1,848	9.0
Other income, net	154	452	(298)	(65.9)	450	1,160	(710)	(61.2)
Provision for income taxes	(8,087)	(15,716)	7,629	48.5	(17,773)	(32,264)	14,491	44.9
Net income	20,197	22,613	(2,416)	(10.7)	45,477	46,429	(952)	(2.1)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	20,197	22,613			45,477	46,429
Interest expense, net(1)	10,933	11,763			18,672	20,520
Provision for income taxes	8,087	15,716			17,773	32,264
Depreciation and amortization	32,770	30,795			66,019	62,315
Pension expense(2)	1,743	1,350			3,823	3,766
Other non-cash expense, net	310	69			404	137
EBITDA excluding non-cash items	74,040	82,306	(8,266)	(10.0)	152,168	165,431	(13,263)	(8.0)
EBITDA excluding non-cash items	74,040	82,306			152,168	165,431
Interest expense, net(1)	(10,933)	(11,763)			(18,672)	(20,520)
Adjustments to derivative instruments recorded in interest expense(1)	(1,351)	1,587			(5,393)	267
Amortization of debt financing costs(1)	412	412			823	823
Provision for current income taxes	(4,376)	(1,155)			(8,652)	(3,413)
Changes in working capital	5,545	(16,881)			10,634	(16,145)
Cash provided by operating activities	63,337	54,506			130,908	126,443
Changes in working capital	(5,545)	16,881			(10,634)	16,145
Maintenance capital expenditures	(5,483)	(2,987)			(12,472)	(5,447)
Free cash flow	52,309	68,400	(16,091)	(23.5)	107,802	137,141	(29,339)	(21.4)

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.

Atlantic Aviation

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Revenue	232,931	196,939	35,992	18.3	480,133	409,692	70,441	17.2
Cost of services (exclusive of depreciation and amortization shown separately below)	115,994	86,957	(29,037)	(33.4)	232,687	180,879	(51,808)	(28.6)
Gross margin	116,937	109,982	6,955	6.3	247,446	228,813	18,633	8.1
Selling, general and administrative expenses	56,717	52,596	(4,121)	(7.8)	116,656	106,486	(10,170)	(9.6)
Depreciation and amortization	26,959	23,575	(3,384)	(14.4)	52,438	48,608	(3,830)	(7.9)
Operating income	33,261	33,811	(550)	(1.6)	78,352	73,719	4,633	6.3
Interest expense, net(1)	(4,242)	(5,907)	1,665	28.2	(4,311)	(9,353)	5,042	53.9
Other expense, net	(555)	(19)	(536)	NM	(499)	(105)	(394)	NM
Provision for income taxes	(7,600)	(11,077)	3,477	31.4	(19,711)	(25,627)	5,916	23.1
Net income	20,864	16,808	4,056	24.1	53,831	38,634	15,197	39.3
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	20,864	16,808			53,831	38,634
Interest expense, net(1)	4,242	5,907			4,311	9,353
Provision for income taxes	7,600	11,077			19,711	25,627
Depreciation and amortization	26,959	23,575			52,438	48,608
Pension expense(2)	6	5			11	10
Other non-cash expense (income), net	597	(22)			909	40
EBITDA excluding non-cash items	60,268	57,350	2,918	5.1	131,211	122,272	8,939	7.3
EBITDA excluding non-cash items	60,268	57,350			131,211	122,272
Interest expense, net(1)	(4,242)	(5,907)			(4,311)	(9,353)
Convertible senior notes interest(3)	(2,013)	(2,013)			(4,025)	(3,757)
Adjustments to derivative instruments recorded in interest expense(1)	(1,077)	2,553			(5,444)	2,686
Amortization of debt financing costs(1)	283	221			562	535
Provision for current income taxes	(7,207)	(1,730)			(13,740)	(4,602)
Changes in working capital	4,572	784			10,591	(5,332)
Cash provided by operating activities	50,584	51,258			114,844	102,449
Changes in working capital	(4,572)	(784)			(10,591)	5,332
Maintenance capital expenditures	(1,807)	(1,981)			(3,109)	(2,906)
Free cash flow	44,205	48,493	(4,288)	(8.8)	101,144	104,875	(3,731)	(3.6)

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Represents the cash interest expense reclassified from MIC Corporate related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.

Contracted Power

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	41,403	40,166	1,237	3.1	76,690	68,236	8,454	12.4
Cost of product sales	5,862	5,498	(364)	(6.6)	11,699	10,357	(1,342)	(13.0)
Selling, general and administrative expenses	7,510	6,244	(1,266)	(20.3)	15,022	11,409	(3,613)	(31.7)
Depreciation and amortization	14,519	14,861	342	2.3	30,046	30,201	155	0.5
Operating income	13,512	13,563	(51)	(0.4)	19,923	16,269	3,654	22.5
Interest expense, net(1)	(4,832)	(8,767)	3,935	44.9	(5,717)	(14,150)	8,433	59.6
Other income, net	6,721	1,341	5,380	NM	7,726	2,106	5,620	NM
Provision for income taxes	(3,654)	(1,845)	(1,809)	(98.0)	(4,604)	(1,872)	(2,732)	(145.9)
Net income	11,747	4,292	7,455	173.7	17,328	2,353	14,975	NM
Less: net (loss) income attributable to noncontrolling interest	(2,003)	16	2,019	NM	(32,059)	(3,333)	28,726	NM
Net income attributable to MIC	13,750	4,276	9,474	NM	49,387	5,686	43,701	NM
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	11,747	4,292			17,328	2,353
Interest expense, net(1)	4,832	8,767			5,717	14,150
Provision for income taxes	3,654	1,845			4,604	1,872
Depreciation and amortization	14,519	14,861			30,046	30,201
Other non-cash income, net(2)	(1,690)	(2,232)			(3,578)	(4,256)
EBITDA excluding non-cash items	33,062	27,533	5,529	20.1	54,117	44,320	9,797	22.1
EBITDA excluding non-cash items	33,062	27,533			54,117	44,320
Interest expense, net(1)	(4,832)	(8,767)			(5,717)	(14,150)
Adjustments to derivative instruments recorded in interest expense(1)	(2,178)	1,474			(8,148)	(360)
Amortization of debt financing costs(1)	379	379			758	758
(Provision) benefit for current income taxes	(54)	85			(70)	(3)
Changes in working capital(3)	(12,694)	(7,621)			(11,775)	(8,206)
Cash provided by operating activities	13,683	13,083			29,165	22,359
Changes in working capital(3)	12,694	7,621			11,775	8,206
Maintenance capital expenditures	(404)	—			(440)	(22)
Free cash flow	25,973	20,704	5,269	25.4	40,500	30,543	9,957	32.6

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments and non-cash amortization of deferred financing fees.
(2)	Other non-cash income, net, primarily includes amortization of tolling liabilities. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(3)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2018.

MIC Hawaii

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Product revenue	60,680	53,779	6,901	12.8	124,340	113,362	10,978	9.7
Service revenue	14,935	12,193	2,742	22.5	32,184	25,650	6,534	25.5
Total revenue	75,615	65,972	9,643	14.6	156,524	139,012	17,512	12.6
Cost of product sales (exclusive of depreciation and amortization shown separately below)	41,302	34,751	(6,551)	(18.9)	88,850	77,117	(11,733)	(15.2)
Cost of services (exclusive of depreciation and amortization shown separately below)	14,015	10,944	(3,071)	(28.1)	30,367	21,884	(8,483)	(38.8)
Cost of revenue – total	55,317	45,695	(9,622)	(21.1)	119,217	99,001	(20,216)	(20.4)
Gross margin	20,298	20,277	21	0.1	37,307	40,011	(2,704)	(6.8)
Selling, general and administrative expenses	7,974	6,770	(1,204)	(17.8)	15,203	12,855	(2,348)	(18.3)
Depreciation and amortization	4,896	3,730	(1,166)	(31.3)	9,051	7,211	(1,840)	(25.5)
Operating income	7,428	9,777	(2,349)	(24.0)	13,053	19,945	(6,892)	(34.6)
Interest expense, net(1)	(1,887)	(2,207)	320	14.5	(3,177)	(3,918)	741	18.9
Other income (expense), net	6	(36)	42	116.7	(1,313)	(241)	(1,072)	NM
Provision for income taxes	(2,144)	(2,563)	419	16.3	(2,949)	(5,942)	2,993	50.4
Net income	3,403	4,971	(1,568)	(31.5)	5,614	9,844	(4,230)	(43.0)
Less: net loss attributable to noncontrolling interests	(84)	(11)	73	NM	(67)	(39)	28	71.8
Net income attributable to MIC	3,487	4,982	(1,495)	(30.0)	5,681	9,883	(4,202)	(42.5)
Reconciliation of net income to EBITDA excluding non-cash items and a reconciliation of cash provided by operating activities to Free Cash Flow:
Net income	3,403	4,971			5,614	9,844
Interest expense, net(1)	1,887	2,207			3,177	3,918
Provision for income taxes	2,144	2,563			2,949	5,942
Depreciation and amortization	4,896	3,730			9,051	7,211
Pension expense(2)	128	272			255	545
Other non-cash (income) expense, net(3)	(954)	897			5,245	6,468
EBITDA excluding non-cash items	11,504	14,640	(3,136)	(21.4)	26,291	33,928	(7,637)	(22.5)
EBITDA excluding non-cash items	11,504	14,640			26,291	33,928
Interest expense, net(1)	(1,887)	(2,207)			(3,177)	(3,918)
Adjustments to derivative instruments recorded in interest expense(1)	(100)	316			(770)	90
Amortization of debt financing costs(1)	95	99			192	204
Provision for current income taxes	(590)	(2,041)			(1,229)	(3,492)
Changes in working capital(4)	(11)	(1,812)			(6,150)	(10,539)
Cash provided by operating activities	9,011	8,995			15,157	16,273
Changes in working capital(4)	11	1,812			6,150	10,539
Maintenance capital expenditures	(1,796)	(1,512)			(3,331)	(2,581)
Free cash flow	7,226	9,295	(2,069)	(22.3)	17,976	24,231	(6,255)	(25.8)

NM — Not meaningful

(1)	Interest expense, net, includes adjustments to derivative instruments related to interest rate swaps and non-cash amortization of deferred financing fees.

MIC Hawaii – (continued)

(2)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(3)	Other non-cash (income) expense, net, primarily includes non-cash adjustments related to unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(4)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2018.

Corporate and Other

	Quarter Ended June 30,		Change Favorable/ (Unfavorable)		Six Months Ended June 30,		Change Favorable/ (Unfavorable)
	2018	2017			2018	2017
	$	$	$	%	$	$	$	%
	($ In Thousands) (Unaudited)
Fees to Manager-related party	10,852	18,433	7,581	41.1	23,780	36,656	12,876	35.1
Selling, general and administrative expenses(1)	10,144	11,092	948	8.5	14,346	15,087	741	4.9
Depreciation	166	—	(166)	NM	330	—	(330)	NM
Operating loss	(21,162)	(29,525)	8,363	28.3	(38,456)	(51,743)	13,287	25.7
Interest expense, net(2)	(8,282)	(6,671)	(1,611)	(24.1)	(17,009)	(12,822)	(4,187)	(32.7)
Other expense, net	(78)	—	(78)	NM	(74)	—	(74)	NM
Benefit for income taxes	9,590	13,537	(3,947)	(29.2)	16,363	25,968	(9,605)	(37.0)
Net loss	(19,932)	(22,659)	2,727	12.0	(39,176)	(38,597)	(579)	(1.5)
Reconciliation of net loss to EBITDA excluding non-cash items and a reconciliation of cash used in operating activities to Free Cash Flow:
Net loss	(19,932)	(22,659)			(39,176)	(38,597)
Interest expense, net(2)	8,282	6,671			17,009	12,822
Benefit for income taxes	(9,590)	(13,537)			(16,363)	(25,968)
Depreciation	166	—			330	—
Fees to Manager-related party	10,852	18,433			23,780	36,656
Pension expense(3)	60	—			101	—
Other non-cash expense	223	187			386	375
EBITDA excluding non-cash items	(9,939)	(10,905)	966	8.9	(13,933)	(14,712)	779	5.3
EBITDA excluding non-cash items	(9,939)	(10,905)			(13,933)	(14,712)
Interest expense, net(2)	(8,282)	(6,671)			(17,009)	(12,822)
Convertible senior notes interest(4)	2,013	2,013			4,025	3,757
Amortization of debt financing costs(2)	1,021	988			2,904	1,981
Amortization of debt discount(2)	903	876			1,800	1,495
Benefit for current income taxes	8,515	2,223			16,108	5,171
Changes in working capital	(8,946)	4,677			(17,967)	(3,757)
Cash used in operating activities	(14,715)	(6,799)			(24,072)	(18,887)
Changes in working capital	8,946	(4,677)			17,967	3,757
Free cash flow	(5,769)	(11,476)	5,707	49.7	(6,105)	(15,130)	9,025	59.6

NM — Not meaningful

(1)	For the quarter and six months ended June 30, 2018, selling, general and administrative expenses included $4.7 million and $5.6 million, respectively, of costs incurred in connection with the evaluation of various investment and acquisition/disposition opportunities, compared with $4.9 million for the quarter and six months ended June 30, 2017. For the quarter and six months ended June 30, 2017, selling, general and administrative expenses also included $3.1 million and $5.4 million, respectively, of costs related to the implementation of a shared service center.
(2)	Interest expense, net, included non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(3)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(4)	Represents the cash interest expense reclassified to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation’s credit facility in October 2016.

MACQUARIE INFRASTRUCTURE CORPORATION
RECONCILIATION OF NET INCOME (LOSS) TO EBITDA
EXCLUDING NON-CASH ITEMS AND A RECONCILIATION FROM CASH PROVIDED BY/(USED IN) OPERATING ACTIVITIES TO PROPORTIONATELY COMBINED FREE CASH FLOW

	For the Quarter Ended June 30, 2018
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	20,197	20,864	10,947	3,402	(19,932)	35,478	11,747	3,403
Interest expense, net(3)	10,933	4,242	4,350	1,886	8,282	29,693	4,832	1,887
Provision (benefit) for income taxes	8,087	7,600	3,654	2,144	(9,590)	11,895	3,654	2,144
Depreciation and amortization	32,770	26,959	13,062	4,894	166	77,851	14,519	4,896
Fees to Manager-related party	—	—	—	—	10,852	10,852	—	—
Pension expense(4)	1,743	6	—	128	60	1,937	—	128
Other non-cash expense (income), net(5)	310	597	(1,751)	(954)	223	(1,575)	(1,690)	(954)
EBITDA excluding non-cash items	74,040	60,268	30,262	11,500	(9,939)	166,131	33,062	11,504
EBITDA excluding non-cash items	74,040	60,268	30,262	11,500	(9,939)	166,131	33,062	11,504
Interest expense, net(3)	(10,933)	(4,242)	(4,350)	(1,886)	(8,282)	(29,693)	(4,832)	(1,887)
Convertible senior notes interest(6)	—	(2,013)	—	—	2,013	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(1,351)	(1,077)	(1,893)	(99)	—	(4,420)	(2,178)	(100)
Amortization of debt financing costs(3)	412	283	365	95	1,021	2,176	379	95
Amortization of debt discount(3)	—	—	—	—	903	903	—	—
(Provision) benefit for current income taxes	(4,376)	(7,207)	(54)	(590)	8,515	(3,712)	(54)	(590)
Changes in working capital	5,545	4,572	(12,562)	(10)	(8,946)	(11,401)	(12,694)	(11)
Cash provided by (used in) operating activities	63,337	50,584	11,768	9,010	(14,715)	119,984	13,683	9,011
Changes in working capital	(5,545)	(4,572)	12,562	10	8,946	11,401	12,694	11
Maintenance capital expenditures	(5,483)	(1,807)	(303)	(1,796)	—	(9,389)	(404)	(1,796)
Proportionately Combined Free Cash flow	52,309	44,205	24,027	7,224	(5,769)	121,996	25,973	7,226

	For the Quarter Ended June 30, 2017
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	22,613	16,808	4,107	4,973	(22,659)	25,842	4,292	4,971
Interest expense, net(3)	11,763	5,907	7,789	2,204	6,671	34,334	8,767	2,207
Provision (benefit) for income taxes	15,716	11,077	1,845	2,563	(13,537)	17,664	1,845	2,563
Depreciation and amortization	30,795	23,575	12,980	3,726	—	71,076	14,861	3,730
Fees to Manager-related party	—	—	—	—	18,433	18,433	—	—
Pension expense(4)	1,350	5	—	272	—	1,627	—	272
Other non-cash expense (income), net(5)	69	(22)	(2,232)	898	187	(1,100)	(2,232)	897
EBITDA excluding non-cash items	82,306	57,350	24,489	14,636	(10,905)	167,876	27,533	14,640
EBITDA excluding non-cash items	82,306	57,350	24,489	14,636	(10,905)	167,876	27,533	14,640
Interest expense, net(3)	(11,763)	(5,907)	(7,789)	(2,204)	(6,671)	(34,334)	(8,767)	(2,207)
Convertible senior notes interest(6)	—	(2,013)	—	—	2,013	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	1,587	2,553	1,312	315	—	5,767	1,474	316
Amortization of debt financing costs(3)	412	221	365	99	988	2,085	379	99
Amortization of debt discount(3)	—	—	—	—	876	876	—	—
(Provision) benefit for current income taxes	(1,155)	(1,730)	85	(2,041)	2,223	(2,618)	85	(2,041)
Changes in working capital(7)	(16,881)	784	(7,215)	(1,793)	4,677	(20,428)	(7,621)	(1,812)
Cash provided by (used in) operating activities	54,506	51,258	11,247	9,012	(6,799)	119,224	13,083	8,995
Changes in working capital(7)	16,881	(784)	7,215	1,793	(4,677)	20,428	7,621	1,812
Maintenance capital expenditures	(2,987)	(1,981)	—	(1,512)	—	(6,480)	—	(1,512)
Proportionately Combined Free Cash Flow	68,400	48,493	18,462	9,293	(11,476)	133,172	20,704	9,295

	For the Six Months Ended Ended June 30, 2018
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	45,477	53,831	15,215	5,612	(39,176)	80,959	17,328	5,614
Interest expense, net(3)	18,672	4,311	5,246	3,178	17,009	48,416	5,717	3,177
Provision (benefit) for income taxes	17,773	19,711	4,604	2,949	(16,363)	28,674	4,604	2,949
Depreciation and amortization	66,019	52,438	26,706	9,044	330	154,537	30,046	9,051
Fees to Manager-related party	—	—	—	—	23,780	23,780	—	—
Pension expense(4)	3,823	11	—	255	101	4,190	—	255
Other non-cash expense (income), net(5)	404	909	(3,635)	5,245	386	3,309	(3,578)	5,245
EBITDA excluding non-cash items	152,168	131,211	48,136	26,283	(13,933)	343,865	54,117	26,291
EBITDA excluding non-cash items	152,168	131,211	48,136	26,283	(13,933)	343,865	54,117	26,291
Interest expense, net(3)	(18,672)	(4,311)	(5,246)	(3,178)	(17,009)	(48,416)	(5,717)	(3,177)
Convertible senior notes interest(6)	—	(4,025)	—	—	4,025	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	(5,393)	(5,444)	(7,094)	(766)	—	(18,697)	(8,148)	(770)
Amortization of debt financing costs(3)	823	562	730	192	2,904	5,211	758	192
Amortization of debt discount(3)	—	—	—	—	1,800	1,800	—	—
(Provision) benefit for current income taxes	(8,652)	(13,740)	(70)	(1,229)	16,108	(7,583)	(70)	(1,229)
Changes in working capital	10,634	10,591	(11,373)	(6,149)	(17,967)	(14,264)	(11,775)	(6,150)
Cash provided by (used in) operating activities	130,908	114,844	25,083	15,153	(24,072)	261,916	29,165	15,157
Changes in working capital	(10,634)	(10,591)	11,373	6,149	17,967	14,264	11,775	6,150
Maintenance capital expenditures	(12,472)	(3,109)	(330)	(3,331)	—	(19,242)	(440)	(3,331)
Proportionately Combined Free Cash Flow	107,802	101,144	36,126	17,971	(6,105)	256,938	40,500	17,976

	For the Six Months Ended Ended June 30, 2017
	IMTT	Atlantic Aviation	Contracted Power(1)	MIC Hawaii(1)	MIC Corporate	Proportionately Combined(2)	Contracted Power 100%	MIC Hawaii 100%
	($ in Thousands) (Unaudited)
Net income (loss)	46,429	38,634	2,153	9,848	(38,597)	58,467	2,353	9,844
Interest expense, net(3)	20,520	9,353	12,579	3,914	12,822	59,188	14,150	3,918
Provision (benefit) for income taxes	32,264	25,627	1,872	5,942	(25,968)	39,737	1,872	5,942
Depreciation and amortization	62,315	48,608	26,441	7,202	—	144,566	30,201	7,211
Fees to Manager-related party	—	—	—	—	36,656	36,656	—	—
Pension expense(4)	3,766	10	—	545	—	4,321	—	545
Other non-cash expense (income), net(5)	137	40	(4,235)	6,469	375	2,786	(4,256)	6,468
EBITDA excluding non-cash items	165,431	122,272	38,810	33,920	(14,712)	345,721	44,320	33,928
EBITDA excluding non-cash items	165,431	122,272	38,810	33,920	(14,712)	345,721	44,320	33,928
Interest expense, net(3)	(20,520)	(9,353)	(12,579)	(3,914)	(12,822)	(59,188)	(14,150)	(3,918)
Convertible senior notes interest(6)	—	(3,757)	—	—	3,757	—	—	—
Adjustments to derivative instruments recorded in interest expense, net(3)	267	2,686	(302)	89	—	2,740	(360)	90
Amortization of debt financing costs(3)	823	535	729	204	1,981	4,272	758	204
Amortization of debt discount(3)	—	—	—	—	1,495	1,495	—	—
(Provision) benefit for current income taxes	(3,413)	(4,602)	(3)	(3,492)	5,171	(6,339)	(3)	(3,492)
Changes in working capital(7)	(16,145)	(5,332)	(8,094)	(10,519)	(3,757)	(43,847)	(8,206)	(10,539)
Cash provided by (used in) operating activities	126,443	102,449	18,561	16,288	(18,887)	244,854	22,359	16,273
Changes in working capital(7)	16,145	5,332	8,094	10,519	3,757	43,847	8,206	10,539
Maintenance capital expenditures	(5,447)	(2,906)	(22)	(2,581)	—	(10,956)	(22)	(2,581)
Proportionately Combined Free Cash Flow	137,141	104,875	26,633	24,226	(15,130)	277,745	30,543	24,231

(1)	Represents MIC's proportionately combined interests in the businesses comprising these reportable segments.
(2)	The sum of the amounts attributable to MIC in proportion to its ownership.
(3)	Interest expense, net, includes adjustments to derivative instruments, non-cash amortization of deferred financing fees and non-cash amortization of debt discount related to the 2.00% Convertible Senior Notes due October 2023.
(4)	Pension expense primarily consists of interest cost, expected return on plan assets and amortization of actuarial and performance gains and losses.
(5)	Other non-cash expense (income), net, primarily includes non-cash amortization of tolling liabilities, unrealized gains (losses) on commodity hedges and non-cash gains (losses) related to disposal of assets. See “Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) excluding non-cash items, Free Cash Flow and Proportionately Combined Metrics” above for further discussion.
(6)	Represents the cash interest expense reclassified from MIC Corporate to Atlantic Aviation related to the 2.00% Convertible Senior Notes due October 2023, proceeds of which were used to pay down a portion of Atlantic Aviation's credit facility in October 2016.
(7)	Conformed to current period presentation for the adoption of ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash. See Note 2, “Basis of Presentation”, in our Notes to Consolidated Condensed Financial Statements in Part I of Form 10-Q for the quarter ended June 30, 2018.